UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

Valaris Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-08097	98-1589854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House, 2 Church Street
Hamilton, Bermuda, HM 11
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	VAL	The New York Stock Exchange
Warrants to purchase Common Shares	VAL WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 9, 2021, Valaris Limited (the “Company”) entered into a support agreement (the “Support Agreement”) with Famatown Finance Limited (“Famatown”) and the other parties thereto, pursuant to which the Company has agreed, subject to the satisfaction of certain conditions specified in the Support Agreement, to appoint a representative of Famatown as an observer (the “Observer Right”) to the board of directors of the Company (the “Board”) until the Company’s 2022 annual general meeting. In addition, if prior to the Company’s 2022 annual general meeting Famatown acquires additional common shares in an amount that the Board deems sufficient, the Company will appoint to the Board the board observer or another individual nominated by Famatown that is reasonably acceptable to the Board (the “Famatown Director” and such appointment, collectively with the Observer Right, the “Appointment Rights”). The Observer Right will terminate upon that appointment. The Support Agreement contains customary standstill and voting commitments and certain important conditions, including to the Appointment Rights.

The Appointment Rights terminate if, among other things, Famatown and certain of its related entities (the “Famatown Parties”) do not own at least 5% of the total issued and outstanding common shares, subject to specified periods to increase their ownership above the threshold requirement in the event of certain dilutive events. The Support Agreement, including the Appointment Rights and the standstill and voting commitments, terminates following the completion of the Company’s 2022 annual general meeting. If, however, the Board includes the Famatown Director on the Company’s slate of director nominees for the 2022 annual general meeting or any subsequent annual general meeting of Company’s shareholders and such Famatown Director is elected to serve on the Board, the term of the Support Agreement will be extended until the close of business on the 30th business day prior to the advance notice deadline for shareholder nominations of directors to be proposed for appointment at the annual general meeting of Company shareholders immediately following the meeting at which the Famatown Director is elected.

The foregoing description of the Support Agreement is not complete and is qualified in its entirety by the full text of the Support Agreement, which is filed as Exhibit 10.1 hereto.

Item 7.01 Regulation FD Disclosure

A press release issued by the Company on December 9, 2021 with respect to the Support Agreement is furnished as Exhibit 99.1 hereto.

The information furnished in this Item 7.01 and the information attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

10.1	Support Agreement, dated as of December 9, 2021, among Valaris Limited, Famatown Financial Limited and the other parties thereto

99.1	Press release issued by Valaris Limited dated December 9, 2021 (included in Exhibit C to the Support Agreement)

101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in inline Extensible Business Reporting Language

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2021	VALARIS LIMITED

	By:	/s/ DARIN GIBBINS
Darin Gibbins
Interim Chief Financial Officer and VP —
Investor Relations & Treasurer